CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated May 19, 2000, relating to the financial statements and financial highlights which appear in the April 30, 2000 Annual Reports of The AAL Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to references to us under the headings "Financial Highlights Information" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 29, 2000